EXHIBIT 21.1

AMREIT, INC. SUBSIDIARIES

410 Blanco GP, LLC

410 Blanco, LP

5115 Buffalo Speedway, LP

AAA CTL Notes 1 Corporation

AAA CTL Notes, Ltd.

AmREIT 500 Lamar GP, LLC

AmREIT 500 Lamar, LP

AmREIT 5402 Westheimer GP, LLC

AmREIT 5402 Westheimer, LP

AmREIT Alpharetta Commons GP, LLC

AmREIT Alpharetta Commons, LP

AmREIT Brookwood Village GP, LLC

AmREIT Brookwood Village, LP

AmREIT Construction Company, LLC

AmREIT Construction Management, LLC (formerly ARIC SPE 1, LLC)

AmREIT Courtyard GP, LLC

AmREIT Courtyard, LP

AmREIT C-Ranch, LP

AmREIT Fidelity Corporation

AmREIT GC Houston GP, LLC

AmREIT GC Houston, LP

AmREIT Hanover I Corp.

AmREIT I-45 Southpoint GP, LLC

AmREIT I-45 Southpoint, LP

AmREIT Income & Growth Corporation

AmREIT MacArthur Pad Sites GP, LLC

AmREIT MacArthur Pad Sites, LP

AmREIT MacArthur Park GP, LLC

AmREIT MacArthur Park, LP

AmREIT Market at Lake Houston GP, LLC

AmREIT Market at Lake Houston, LP

AmREIT Monthly Income & Growth Corporation

AmREIT Monthly Income & Growth II Corporation

AmREIT Monthly Income & Growth III Corporation

AmREIT Monthly Income & Growth IV Corporation

AmREIT Operating Corporation

AmREIT Operating Partnership, LP (formerly REITPlus Operating Partnership, LP)

AmREIT Opportunity Corporation

AmREIT Plaza in the Park, LP

AmREIT Realty Investment Corporation

AmREIT Riverwalk GP, Inc.

AmREIT Riverwalk, LP

AmREIT Securities Company

AmREIT Shadow Creek Acquisition, LLC

AmREIT SPE 1, Inc.

AmREIT SPE 4, LLC

AmREIT SPE 5, LLC

AmREIT SPE 6, LLC

AmREIT SPE 7, LLC

AmREIT SPF Shadow Creek GP, LLC

AmREIT TRS, Inc. (formerly REITPlus TRS, Inc.)

AmREIT Uptown Dallas GP, Inc.

AmREIT Uptown Dallas, LP

AmREIT Uptown Houston GP, LLC

AmREIT Uptown Houston, LP

AmREIT Uptown Park GP, Inc.

AmREIT Uptown Park, LP

AmREIT Westheimer Gessner GP, LLC

AmREIT Westheimer Gessner, LP

AmREIT Woodlake Holdco, LLC

AmREIT Woodlake Pointe GP, LLC

AmREIT Woodlake Pointe I, LP

AmREIT Zarzamora GP, LLC

AmREIT Zarzamora, LP

ARIC/Prairieland III, LLC

REITPlus Advisor, Inc.

REITPlus Holdings, LLC

Shadow Creek Holding Company LLC

Sugar Land IHOP, LP

Sugar Land Plaza, LP